Exhibit 99.1

News Release

Contact:
John G. Copeland	Will Fisackerly
Senior Executive Vice President and	Senior Vice President and
Chief Financial Officer	Director of Corporate Finance
662/680-2536	662/680-2475

BancorpSouth Announces Second Quarter 2017 Financial Results

TUPELO, MS, July 19, 2017/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended June 30, 2017.

Highlights for the second quarter of 2017 included:

•	Net income of $37.9 million, or $0.41 per diluted share.

•	Generated net loan growth of $216.8 million, or 8.1 percent on an annualized basis.

•	Net interest margin increased to 3.52 percent.

•	Earnings were negatively impacted by a pre-tax mortgage servicing rights (“MSR”) valuation adjustment of $1.5 million.

•	Net operating income – excluding MSR – of $38.8 million, or $0.42 per diluted share.

•	Credit quality remained stable; recorded provision for credit losses of $1.0 million for the quarter.

•	Total operating expense remained flat compared to the first quarter of 2017 and the second quarter of 2016 and operating efficiency ratio – excluding MSR – declined to 67.3 percent.

•	Repurchased 1,381,634 shares of outstanding common stock at a weighted average price of $29.64 per share.

The Company reported net income of $37.9 million, or $0.41 per diluted share, for the second quarter of 2017 compared with net income of $34.7 million, or $0.37 per diluted share, for the second quarter of 2016 and net income of $38.1 million, or $0.41 per diluted share, for the first quarter of 2017.

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BancorpSouth, Inc.

Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000

BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

The Company reported net operating income – excluding MSR – of $38.8 million, or $0.42 per diluted share, for the second quarter of 2017 compared to $37.2 million, or $0.39 per diluted share, for the second quarter of 2016 and $36.9 million, or $0.39 per diluted share, for the first quarter of 2017. Net operating income – excluding MSR – is a non-GAAP financial measure used by management to assess the core operating performance of the Company. This measure excludes items such as securities gains and losses, MSR valuation adjustments, restructuring charges, merger-related expenses, industry-related legal settlements, and other one-time charges.

“We are pleased our second quarter results reflect continued earnings growth and improvement in many of our operating metrics,” remarked Dan Rollins, Chairman and Chief Executive Officer. “While our second quarter deposit balances reflect an expected seasonal decline, our loan growth rebounded nicely after a slower first quarter. We reported net loan growth of $216.8 million, or 8.1 percent on an annualized basis, which resulted in loans and leases surpassing $11 billion for the first time in our Company’s history. Total operating expenses continue to remain flat, which resulted in a decline in the operating efficiency ratio – excluding MSR – to 67.3 percent, the lowest level we have achieved since 2010. Finally, we continue to be active in our share repurchase program, as we repurchased approximately 1.4 million shares during the quarter at a weighted average price of $29.64 per share.”

“Additionally, our net interest margin increased to 3.52 percent from 3.46 percent for the first quarter of this year. The margin benefited primarily from increases in yields on our loan portfolio. We expect recent rate increases to continue to provide some benefit to our loan yields as our variable rate loans reach repricing dates over time.”

Net Interest Revenue

Net interest revenue was $117.5 million for the second quarter of 2017, an increase of 4.6 percent from $112.3 million for the second quarter of 2016 and an increase of 2.5 percent from $114.6 million for the first quarter of 2017. The fully taxable equivalent net interest margin was 3.52 percent for the second quarter of 2017 compared to 3.56 percent for the second quarter of 2016 and 3.46 percent for the first quarter of 2017. Yields on loans and leases were 4.27 percent for the second quarter of 2017 compared with 4.20 percent for both the second quarter of 2016 and the first quarter of 2017, while yields on total interest earning assets were 3.80 percent for the second quarter of 2017 compared with 3.78 percent for the second quarter of 2016 and 3.70 percent for the first quarter of 2017. The average cost of deposits was 0.25 percent for the second quarter of 2017 compared to 0.21 percent for the second quarter of 2016 and 0.23 percent for the first quarter of 2017.

Asset, Deposit and Loan Activity

Total assets were $14.8 billion at June 30, 2017 compared with $14.1 billion at June 30, 2016. Loans and leases, net of unearned income, were $11.0 billion at June 30, 2017 compared with $10.6 billion at June 30, 2016.

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BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

Total deposits were $11.9 billion at June 30, 2017 compared with $11.4 billion at June 30, 2016. Time deposits decreased $57.3 million, or 3.1 percent, at June 30, 2017 compared to June 30, 2016. Over the same time period, interest bearing demand deposits increased $256.9 million, or 5.3 percent, while noninterest bearing demand deposits increased $257.0 million, or 8.2 percent, and savings deposits increased $117.4 million, or 7.8 percent.

Provision for Credit Losses and Allowance for Credit Losses

Earnings for the second quarter reflect a provision for credit losses of $1.0 million, compared to a provision of $2.0 million for the second quarter of 2016 and a provision of $1.0 million for the first quarter of 2017. Net charge-offs for the second quarter of 2017 were $4.6 million, compared with net charge-offs of $1.6 million for the second quarter of 2016 and net recoveries of $0.5 million for the first quarter of 2017. The allowance for credit losses was $121.6 million, or 1.10 percent of net loans and leases, at June 30, 2017, compared with $126.9 million, or 1.20 percent of net loans and leases, at June 30, 2016 and $125.2 million, or 1.16 percent of net loans and leases, at March 31, 2017. The increase in net charge-offs and the decline in the allowance for credit losses for the second quarter of 2017 were primarily the result of charge-offs associated with loans for which a specific reserve was recorded in previous quarters.

Total non-performing assets (“NPAs”) were $79.4 million, or 0.72 percent of net loans and leases, at June 30, 2017 compared with $94.9 million, or 0.90 percent of net loans and leases, at June 30, 2016, and $90.0 million, or 0.83 percent of net loans and leases, at March 31, 2017. Other real estate owned was $7.7 million at June 30, 2017 compared with $14.7 million at June 30, 2016 and $8.5 million at March 31, 2017.

Noninterest Revenue

Noninterest revenue was $68.1 million for the second quarter of 2017, compared with $68.5 million for the second quarter of 2016 and $70.9 million for the first quarter of 2017. These results included a negative MSR valuation adjustment of $1.5 million for the second quarter of 2017 compared with a negative MSR valuation adjustment of $4.1 million for the second quarter of 2016 and a positive MSR valuation adjustment of $0.9 million for the first quarter of 2017. Valuation adjustments in the MSR asset are driven primarily by fluctuations in interest rates period over period.

Excluding the MSR valuation adjustments, mortgage banking revenue was $7.6 million for the second quarter of 2017, compared with $12.0 million for the second quarter of 2016 and $8.1 million for the first quarter of 2017. Mortgage origination volume for the second quarter of 2017 was $385.9 million, compared with $462.6 million for the second quarter of 2016 and $287.8 million for the first quarter of 2017.

Credit and debit card fee revenue was $9.6 million for the second quarter of 2017, compared with $9.5 million for the second quarter of 2016 and $8.9 million for the first quarter of 2017. Deposit service charge revenue was $9.7 million for the second quarter of 2017, compared with $11.0 million for the second quarter of 2016 and $9.7 million for the first quarter of 2017. Insurance commission revenue was $31.1 million for the second quarter of 2017, compared with $28.8 million for the second quarter of 2016 and $32.9 million for the first quarter of 2017. Wealth management revenue was $5.3 million for the second quarter of 2017, compared with $5.3 million for the second quarter of 2016 and $5.2 million for the first quarter of 2017.

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BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

Noninterest Expense

Noninterest expense for the second quarter of 2017 was $127.6 million, compared with $127.6 million for the second quarter of 2016 and $127.1 million for the first quarter of 2017. Salaries and employee benefits expense was $81.6 million for the second quarter of 2017 compared to $80.7 million for the second quarter of 2016 and $81.4 million for the first quarter of 2017. Occupancy expense was $10.5 million for the second quarter of 2017, compared with $10.1 million for the second quarter of 2016 and $10.3 million for the first quarter of 2017. Other noninterest expense was $29.8 million for the second quarter of 2017, compared to $30.9 million for the second quarter of 2016 and $29.4 million for the first quarter of 2017.

Capital Management

The Company’s equity capitalization is comprised entirely of common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 11.40 percent at June 30, 2017, compared with 12.12 percent at June 30, 2016 and 11.45 percent at March 31, 2017. The ratio of tangible shareholders’ equity to tangible assets was 9.44 percent at June 30, 2017, compared with 10.11 percent at June 30, 2016 and 9.49 percent at March 31, 2017.

During the second quarter of 2017, the Company repurchased 1,381,634 shares of its outstanding common stock at a weighted average price of $29.64 per share. During the first quarter of 2017, the Company repurchased 1,613,691 shares at a weighted average price of $30.62 per share. As of June 30, 2017, the Company had 3,016,615 remaining shares available for repurchase under its current share repurchase authorization, which expires on December 29, 2017.

Estimated regulatory capital ratios at June 30, 2017 were calculated in accordance with the Basel III capital framework. BancorpSouth is a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 11.90 percent at June 30, 2017 and total risk-based capital of 12.91 percent, compared with required minimum levels of 8 percent and 10 percent, respectively, in order to qualify for “well capitalized” classification.

Transactions

On December 19, 2016, BancorpSouth Insurance Services, Inc. announced and closed the acquisition of certain assets of Gonzales, Louisiana based Waguespack & Associates Insurance, Inc. The agency was formed in 1986 and is expected to produce annual revenues of approximately $3 million. Waguespack will continue to operate under current leadership in its current location in Gonzales.

On January 21, 2014, the Company announced the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, pursuant to which Central Community Corporation agreed to be merged with and into the Company. Central Community Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which

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BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of June 30, 2017, Central Community Corporation, on a consolidated basis, reported total assets of $1.4 billion, total loans of $705.8 million and total deposits of $1.1 billion. Under the terms of the definitive agreement, the Company will issue approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by Central Community Corporation shareholders on April 24, 2014. The Company and Central Community Corporation entered into an extension of the merger effective on October 13, 2016, extending the merger agreement through December 31, 2017 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The merger agreement remains in effect until terminated by the Board of Directors of the Company or Central Community Corporation. The terms of the agreement provide for a minimum total deal value of $202.5 million but also allow Central Community Corporation to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

On January 8, 2014, the Company announced the signing of a definitive merger agreement with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. agreed to be merged with and into the Company. OIB operates 11 full-service banking offices along the I-20 corridor and has a loan production office in Madison, Mississippi. As of June 30, 2017, OIB, on a consolidated basis, reported total assets of $734.6 million, total loans of $496.1 million and total deposits of $614.2 million. Under the terms of the definitive agreement, the Company will issue approximately 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by Ouachita Bancshares Corp. shareholders on April 8, 2014. The Company and Ouachita Bancshares Corp. entered into an extension of the merger effective on October 13, 2016, extending the merger agreement through December 31, 2017 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The merger agreement remains in effect until terminated by the Board of Directors of the Company or Ouachita Bancshares Corp. The terms of the agreement provide for a minimum total deal value of $111.1 million but also allow Ouachita Bancshares Corp. to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

For the most recent information regarding the status of the merger with Central Community Corporation and the status of the merger with Ouachita Bancshares Corp. in our periodic and current reports, please refer to the Form 8-K that was previously filed with the SEC on October 14, 2016.

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BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

Summary

Rollins concluded, “We continue to see steady improvement quarter after quarter as we grow our Company while keeping expenses flat. We are pleased with the success of several of our business development teams during the second quarter. We reported meaningful net loan growth, our mortgage team originated over $385 million in mortgage loans during the quarter, and our insurance team reported growth in property and casualty commissions and life and health commissions despite continued industry headwinds. While our story has seemed repetitive for some time now, I’m excited about our opportunity to continue to improve performance and enhance shareholder value going forward.”

Non-GAAP Measures and Ratios

This news release presents certain financial measures and ratios that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). A discussion regarding these non-GAAP measures and ratios, including reconciliations of non-GAAP measures to the most directly comparable GAAP measures and definitions for non-GAAP ratios, appears under the caption “Reconciliation of Non-GAAP Measures and Other Non-GAAP Ratio Definitions” beginning on page 19 of this news release.

Conference Call and Webcast

BancorpSouth will conduct a conference call to discuss its second quarter 2017 results on July 20, 2017, at 10:00 a.m. (Central Time). This conference call will be an interactive session between management and analysts. Shareholders and other interested parties may listen to this live conference call via Internet webcast by accessing www.BancorpSouth.com/Webcast. The webcast will also be available in archived format at the same address.

About BancorpSouth, Inc.

BancorpSouth, Inc. (NYSE: BXS) is a financial holding company headquartered in Tupelo, Mississippi, with $14.8 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 234 full service branch locations as well as additional mortgage, insurance, and loan production offices in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois. BancorpSouth is committed to a culture of respect, diversity, and inclusion in both its workplace and communities. To learn more, visit our Community Commitment page at www.bancorpsouth.com. Like us on Facebook; follow us on Twitter: @MyBXS; or connect with us through LinkedIn.

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services if the proposed mergers

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BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

close, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its Bank Secrecy Act (“BSA”) and anti-money laundering (“AML”) compliance program and its fair lending compliance program, the Company’s compliance with the consent order it entered into with the Consumer Financial Protection Bureau and the United States Department of Justice related to the Company’s fair lending practices (the “Consent Order”), amortization expense for intangible assets, goodwill impairments, loan impairment, utilization of appraisals and inspections for real estate loans, maturity, renewal or extension of construction, acquisition and development loans, net interest revenue, fair value determinations, the amount of the Company’s non-performing loans and leases, credit quality, credit losses, liquidity, off-balance sheet commitments and arrangements, valuation of mortgage servicing rights, allowance and provision for credit losses, early identification and resolution of credit issues, utilization of non-GAAP financial measures, the ability of the Company to collect all amounts due according to the contractual terms of loan agreements, the Company’s reserve for losses from representation and warranty obligations, the Company’s foreclosure process related to mortgage loans, the resolution of non-performing loans that are collaterally dependent, real estate values, fully-indexed interest rates, interest rate risk, interest rate sensitivity, the impact of interest rates on loan yields, calculation of economic value of equity, impaired loan charge-offs, diversification of the Company’s revenue stream, the growth of the Company’s insurance business and commission revenue, the growth of the Company’s customer base and loan, deposit and fee revenue sources, liquidity needs and strategies, sources of funding, net interest margin, declaration and payment of dividends, the utilization of the Company’s share repurchase program, the implementation and execution of cost saving initiatives, improvement in the Company’s efficiencies, operating expense trends, future acquisitions and consideration to be used therefor, and the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program and its fair lending compliance program, the Company’s ability to successfully implement and comply with the Consent Order, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the willingness of Ouachita Bancshares Corp. and Central Community Corporation to proceed with the proposed mergers, the potential impact upon the Company of the delay in the closings of these proposed mergers, the impact of any ongoing, pending or threatened litigation, administrative and investigatory matters involving the Company, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, limitations on the Company’s ability to declare and pay dividends, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic and environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of the loss of any key Company personnel, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the growth of the Company’s insurance business and commission revenue, the growth of the Company’s loan, deposit and fee revenue sources, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, the utilization of the Company’s share repurchase program, the implementation and execution of cost saving initiatives, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended 6/30/2017	Quarter Ended 3/31/2017	Quarter Ended 12/31/2016	Quarter Ended 9/30/2016	Quarter Ended 6/30/2016	Year to Date 6/30/2017	Year to Date 6/30/2016
Earnings Summary:
Interest revenue	$126,855	$122,926	$123,444	$122,340	$119,423	$249,781	$237,395
Interest expense	9,377	8,315	8,057	7,750	7,107	17,692	13,920

Net interest revenue	117,478	114,611	115,387	114,590	112,316	232,089	223,475
Provision for credit losses	1,000	1,000	1,000	—	2,000	2,000	3,000

Net interest revenue, after provision for credit losses	116,478	113,611	114,387	114,590	110,316	230,089	220,475
Noninterest revenue	68,130	70,869	71,975	69,673	68,526	138,999	133,253
Noninterest expense	127,553	127,109	130,519	128,317	127,561	254,662	269,073

Income before income taxes	57,055	57,371	55,843	55,946	51,281	114,426	84,655
Income tax expense	19,166	19,278	18,173	18,129	16,589	38,444	27,414

Net income	$37,889	$38,093	$37,670	$37,817	$34,692	$75,982	$57,241

Balance Sheet - Period End Balances
Total assets	$14,843,130	$14,866,054	$14,724,388	$14,611,483	$14,137,160	$14,843,130	$14,137,160
Total earning assets	13,674,436	13,757,920	13,549,407	13,483,345	12,977,030	13,674,436	12,977,030
Total securities	2,421,295	2,540,887	2,531,676	2,468,199	2,103,883	2,421,295	2,103,883
Loans and leases, net of unearned income	11,018,540	10,801,694	10,811,991	10,658,761	10,575,978	11,018,540	10,575,978
Allowance for credit losses	121,561	125,196	123,736	125,887	126,935	121,561	126,935
Total deposits	11,938,296	12,042,845	11,688,141	11,590,059	11,364,367	11,938,296	11,364,367
Long-term debt	230,000	530,000	530,000	563,495	365,588	230,000	365,588
Total shareholders’ equity	1,691,832	1,702,389	1,723,883	1,724,104	1,713,043	1,691,832	1,713,043

Balance Sheet - Average Balances
Total assets	$14,741,811	$14,832,260	$14,655,360	$14,366,759	$14,027,786	$14,786,784	$13,939,723
Total earning assets	13,636,415	13,715,612	13,525,284	13,265,266	12,963,056	13,675,795	12,896,528
Total securities	2,497,108	2,507,701	2,479,008	2,186,889	2,069,058	2,502,375	2,053,399
Loans and leases, net of unearned income	10,883,102	10,820,486	10,737,802	10,601,481	10,513,732	10,851,967	10,443,328
Total deposits	11,902,415	11,941,851	11,700,213	11,509,764	11,437,422	11,922,024	11,434,451
Long-term debt	398,132	530,000	534,141	430,886	219,434	463,702	143,592
Total shareholders’ equity	1,680,053	1,731,931	1,724,871	1,719,503	1,690,906	1,705,849	1,679,686

Nonperforming Assets:
Non-accrual loans and leases	$63,585	$74,439	$71,812	$70,725	$68,638	$63,585	$68,638
Loans and leases 90+ days past due, still accruing	1,793	3,063	3,983	2,255	1,875	1,793	1,875
Restructured loans and leases, still accruing	6,303	4,060	26,047	17,936	9,687	6,303	9,687

Non-performing loans (NPLs)	71,681	81,562	101,842	90,916	80,200	71,681	80,200

Other real estate owned	7,704	8,458	7,810	11,391	14,658	7,704	14,658

Non-performing assets (NPAs)	$79,385	$90,020	$109,652	$102,307	$94,858	$79,385	$94,858

Financial Ratios and Other Data:
Return on average assets	1.03%	1.04%	1.02%	1.05%	0.99%	1.04%	0.83%
Operating return on average assets-excluding MSR*	1.06%	1.01%	0.83%	1.02%	1.07%	1.03%	1.07%
Return on average shareholders’ equity	9.05%	8.92%	8.69%	8.75%	8.25%	8.98%	6.85%
Operating return on average shareholders’ equity-excluding MSR*	9.27%	8.63%	7.08%	8.49%	8.84%	8.94%	8.87%
Return on tangible equity*	11.08%	11.19%	10.70%	10.68%	9.99%	11.17%	8.24%
Operating return on tangible equity-excluding MSR*	11.35%	10.82%	8.71%	10.36%	10.70%	11.13%	10.66%
Noninterest income to average assets	1.85%	1.94%	1.95%	1.93%	1.96%	1.90%	1.92%
Noninterest expense to average assets	3.47%	3.48%	3.54%	3.55%	3.66%	3.47%	3.88%
Net interest margin-fully taxable equivalent	3.52%	3.46%	3.46%	3.51%	3.56%	3.49%	3.55%
Net interest rate spread	3.40%	3.35%	3.36%	3.41%	3.47%	3.38%	3.46%
Efficiency ratio (tax equivalent)*	67.90%	67.71%	68.79%	68.72%	69.58%	67.80%	74.37%
Operating efficiency ratio-excluding MSR (tax equivalent)*	67.33%	68.43%	73.14%	69.39%	68.01%	67.87%	68.31%
Loan/deposit ratio	92.30%	89.69%	92.50%	91.96%	93.06%	92.30%	93.06%
Price to earnings multiple (avg)	18.83	19.15	22.02	18.86	19.07	18.83	19.07
Market value to book value	164.07%	164.09%	168.76%	126.59%	125.23%	164.07%	125.23%
Market value to book value (avg)	161.24%	166.39%	145.61%	129.73%	124.62%	163.14%	120.37%
Market value to tangible book value	202.52%	202.32%	207.63%	154.87%	153.53%	202.52%	153.53%
Market value to tangible book value (avg)	199.07%	205.16%	179.14%	158.71%	152.78%	201.29%	147.57%
Headcount FTE	3,989	3,973	3,998	3,981	4,028	3,989	4,028

*	Denotes non-GAAP financial measure. Refer to related disclosure and reconciliation on pages 19 and 20.

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BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended 6/30/2017	Quarter Ended 3/31/2017	Quarter Ended 12/31/2016	Quarter Ended 9/30/2016	Quarter Ended 6/30/2016	Year to Date 6/30/2017	Year to Date 6/30/2016
Credit Quality Ratios:
Net (recoveries) charge-offs to average loans and leases (annualized)	0.17%	(0.02%)	0.12%	0.04%	0.06%	0.08%	0.05%
Provision for credit losses to average loans and leases (annualized)	0.04%	0.04%	0.04%	0.00%	0.08%	0.04%	0.06%
Allowance for credit losses to net loans and leases	1.10%	1.16%	1.14%	1.18%	1.20%	1.10%	1.20%
Allowance for credit losses to non-performing loans and leases	169.59%	153.50%	121.50%	138.47%	158.27%	169.59%	158.27%
Allowance for credit losses to non-performing assets	153.13%	139.08%	112.84%	123.05%	133.82%	153.13%	133.82%
Non-performing loans and leases to net loans and leases	0.65%	0.76%	0.94%	0.85%	0.76%	0.65%	0.76%
Non-performing assets to net loans and leases	0.72%	0.83%	1.01%	0.96%	0.90%	0.72%	0.90%

Equity Ratios:
Total shareholders’ equity to total assets	11.40%	11.45%	11.71%	11.80%	12.12%	11.40%	12.12%
Tangible shareholders’ equity to tangible assets*	9.44%	9.49%	9.73%	9.86%	10.11%	9.44%	10.11%

Capital Adequacy:
Common Equity Tier 1 capital	11.90%	12.16%	12.23%	12.13%	12.17%	11.90%	12.17%
Tier 1 capital	11.90%	12.16%	12.34%	12.32%	12.37%	11.90%	12.37%
Total capital	12.91%	13.21%	13.38%	13.37%	13.45%	12.91%	13.45%
Tier 1 leverage capital	9.93%	9.95%	10.32%	10.53%	10.66%	9.93%	10.66%
Estimated for current quarter

Common Share Data:
Basic earnings per share	$0.41	$0.41	$0.40	$0.40	$0.37	$0.82	$0.61
Diluted earnings per share	0.41	0.41	0.40	0.40	0.37	0.82	0.60
Operating earnings per share*	0.41	0.40	0.40	0.40	0.37	0.81	0.70
Operating earnings per share- excluding MSR*	0.42	0.39	0.33	0.39	0.39	0.82	0.78
Cash dividends per share	0.13	0.13	0.13	0.13	0.10	0.25	0.20
Book value per share	18.59	18.44	18.40	18.33	18.12	18.59	18.12
Tangible book value per share*	15.06	14.95	14.95	14.98	14.78	15.06	14.78
Market value per share (last)	30.50	30.25	31.05	23.20	22.69	30.50	22.69
Market value per share (high)	31.85	32.40	31.75	25.09	24.18	32.40	24.18
Market value per share (low)	28.20	28.10	22.23	20.98	20.19	28.10	18.69
Market value per share (avg)	29.98	30.68	26.79	23.78	22.58	30.32	21.81
Dividend payout ratio	30.48%	30.73%	31.11%	31.17%	22.58%	30.44%	32.99%
Total shares outstanding	91,022,729	92,344,409	93,696,687	94,074,740	94,546,091	91,022,729	94,546,091
Average shares outstanding - basic	91,366,309	93,642,848	93,740,626	94,303,916	94,461,025	92,504,580	94,415,118
Average shares outstanding - diluted	91,530,552	93,829,400	93,966,392	94,563,833	94,694,795	92,686,203	94,644,168

Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.27%	4.20%	4.18%	4.20%	4.20%	4.24%	4.19%
Available-for-sale securities:
Taxable	1.37%	1.35%	1.31%	1.33%	1.40%	1.36%	1.40%
Tax-exempt	5.26%	5.29%	5.29%	5.32%	5.36%	5.28%	5.34%
Short-term investments	0.88%	0.76%	0.41%	0.52%	0.39%	0.80%	0.36%
Total interest earning assets and revenue	3.80%	3.70%	3.70%	3.74%	3.78%	3.75%	3.77%
Deposits	0.25%	0.23%	0.23%	0.22%	0.21%	0.24%	0.23%
Demand - interest bearing	0.25%	0.22%	0.20%	0.19%	0.18%	0.23%	0.17%
Savings	0.12%	0.12%	0.12%	0.12%	0.12%	0.12%	0.12%
Other time	0.81%	0.79%	0.79%	0.78%	0.75%	0.80%	0.74%
Short-term borrowings	0.69%	0.31%	0.16%	0.15%	0.15%	0.53%	0.14%
Total interest bearing deposits & short-term borrowings	0.37%	0.32%	0.31%	0.30%	0.29%	0.34%	0.28%
Junior subordinated debt	N/A	3.29%	3.53%	3.27%	3.23%	3.29%	3.20%
Long-term debt	1.01%	0.87%	0.73%	0.83%	1.21%	0.93%	1.64%
Total interest bearing liabilities and expense	0.40%	0.35%	0.34%	0.34%	0.32%	0.37%	0.31%
Interest bearing liabilities to interest earning assets	69.68%	70.24%	69.43%	69.33%	69.47%	69.96%	69.61%
Net interest tax equivalent adjustment	$2,248	$2,261	$2,371	$2,462	$2,493	$4,509	$5,051

*	Denotes non-GAAP financial measure. Refer to related disclosure and reconciliation on pages 19 and 20.

- MORE -

BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Jun-17	Mar-17	Dec-16	Sep-16	Jun-16
	(Dollars in thousands)
Assets
Cash and due from banks	$178,376	$147,684	$184,152	$172,782	$186,381
Interest bearing deposits with other banks	49,680	253,738	38,813	151,944	86,472
Available-for-sale securities, at fair value	2,421,295	2,540,887	2,531,676	2,468,199	2,103,883
Loans and leases	11,037,808	10,822,568	10,835,512	10,685,166	10,604,547
Less: Unearned income	19,268	20,874	23,521	26,405	28,569
Allowance for credit losses	121,561	125,196	123,736	125,887	126,935

Net loans and leases	10,896,979	10,676,498	10,688,255	10,532,874	10,449,043
Loans held for sale	184,921	161,600	166,927	204,441	210,698
Premises and equipment, net	306,863	305,250	305,561	305,245	305,694
Accrued interest receivable	40,716	42,329	42,005	41,583	39,645
Goodwill	300,798	300,798	300,798	294,901	294,901
Other identifiable intangibles	19,854	20,865	21,894	19,908	20,831
Bank owned life insurance	260,228	258,518	258,648	257,015	255,240
Other real estate owned	7,704	8,458	7,810	11,391	14,658
Other assets	175,716	149,429	177,849	151,200	169,714

Total Assets	$14,843,130	$14,866,054	$14,724,388	$14,611,483	$14,137,160

Liabilities
Deposits:
Demand: Noninterest bearing	$3,390,428	$3,401,348	$3,250,537	$3,308,361	$3,133,460
Interest bearing	5,095,570	5,182,011	5,034,470	4,877,482	4,838,704
Savings	1,630,123	1,627,621	1,561,819	1,533,401	1,512,694
Other time	1,822,175	1,831,865	1,841,315	1,870,815	1,879,509

Total deposits	11,938,296	12,042,845	11,688,141	11,590,059	11,364,367
Securities sold under agreement to repurchase	399,815	375,832	454,002	468,969	415,949
Federal funds purchased and other short-term borrowing	365,000	—	92,000	—	—
Accrued interest payable	4,259	4,109	3,975	4,107	3,727
Junior subordinated debt securities	—	—	12,888	23,198	23,198
Long-term debt	230,000	530,000	530,000	563,495	365,588
Other liabilities	213,928	210,879	219,499	237,551	251,288

Total Liabilities	13,151,298	13,163,665	13,000,505	12,887,379	12,424,117
Shareholders’ Equity
Common stock	227,557	230,861	234,242	235,187	236,365
Capital surplus	191,940	226,204	271,292	278,973	286,994
Accumulated other comprehensive loss	(49,861)	(50,360)	(50,937)	(33,549)	(27,587)
Retained earnings	1,322,196	1,295,684	1,269,286	1,243,493	1,217,271

Total Shareholders’ Equity	1,691,832	1,702,389	1,723,883	1,724,104	1,713,043

Total Liabilities & Shareholders’ Equity	$14,843,130	$14,866,054	$14,724,388	$14,611,483	$14,137,160

- MORE -

BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Jun-17	Mar-17	Dec-16	Sep-16	Jun-16
	(Dollars in thousands)
Assets
Cash and due from banks	$156,387	$162,696	$171,791	$157,233	$117,193
Interest bearing deposits with other banks	117,414	258,502	165,805	311,545	237,635
Available-for-sale securities, at fair value	2,497,108	2,507,701	2,479,008	2,186,889	2,069,058
Loans and leases	10,903,524	10,843,069	10,763,314	10,629,522	10,543,795
Less: Unearned income	20,422	22,583	25,512	28,041	30,063
Allowance for credit losses	125,578	124,662	125,526	126,820	126,103

Net loans and leases	10,757,524	10,695,824	10,612,276	10,474,661	10,387,629
Loans held for sale	138,792	128,923	142,669	165,351	142,632
Premises and equipment, net	306,483	305,637	305,994	305,707	307,600
Accrued interest receivable	38,702	38,774	38,648	38,125	36,887
Goodwill	300,798	300,798	296,888	294,901	292,620
Other identifiable intangibles	20,218	21,236	20,303	20,248	19,796
Bank owned life insurance	259,182	257,669	257,397	255,967	254,191
Other real estate owned	7,860	8,154	9,084	13,664	15,666
Other assets	141,343	146,346	155,497	142,468	146,879

Total Assets	$14,741,811	$14,832,260	$14,655,360	$14,366,759	$14,027,786

Liabilities
Deposits:
Demand: Noninterest bearing	$3,362,801	$3,272,876	$3,344,632	$3,221,539	$3,122,153
Interest bearing	5,079,388	5,244,069	4,951,906	4,886,920	4,957,827
Savings	1,626,996	1,587,725	1,543,542	1,525,016	1,510,250
Other time	1,833,230	1,837,181	1,860,133	1,876,289	1,847,192

Total deposits	11,902,415	11,941,851	11,700,213	11,509,764	11,437,422
Securities sold under agreement to repurchase	412,825	414,272	475,669	454,826	443,340
Federal funds purchased and other short-term borrowing	151,352	19,545	3,924	11	4,275
Accrued interest payable	4,028	3,867	4,031	3,950	3,509
Junior subordinated debt securities	—	1,146	21,181	23,198	23,198
Long-term debt	398,132	530,000	534,141	430,886	219,434
Other liabilities	193,006	189,648	191,330	224,621	205,702

Total Liabilities	13,061,758	13,100,329	12,930,489	12,647,256	12,336,880
Shareholders’ Equity
Common stock	228,322	234,285	234,323	235,860	236,176
Capital surplus	199,115	265,685	271,900	283,437	284,818
Accumulated other comprehensive loss	(49,185)	(50,616)	(40,454)	(29,743)	(32,820)
Retained earnings	1,301,801	1,282,577	1,259,102	1,229,949	1,202,732

Total Shareholders’ Equity	1,680,053	1,731,931	1,724,871	1,719,503	1,690,906

Total Liabilities & Shareholders’ Equity	$14,741,811	$14,832,260	$14,655,360	$14,366,759	$14,027,786

- MORE -

BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended					Year to Date
	Jun-17	Mar-17	Dec-16	Sep-16	Jun-16	Jun-17	Jun-16
INTEREST REVENUE:
Loans and leases	$115,286	$111,498	$112,189	$111,605	$109,078	$226,784	$216,883
Deposits with other banks	256	485	169	409	229	741	492
Available-for-sale securities:
Taxable	7,509	7,350	7,105	6,189	6,009	14,859	11,897
Tax-exempt	2,562	2,581	2,771	2,898	2,924	5,143	5,956
Loans held for sale	1,242	1,012	1,210	1,239	1,183	2,254	2,167

Total interest revenue	126,855	122,926	123,444	122,340	119,423	249,781	237,395

INTEREST EXPENSE:
Interest bearing demand	3,204	2,786	2,514	2,361	2,208	5,990	4,371
Savings	483	472	470	462	451	955	894
Other time	3,725	3,582	3,711	3,661	3,436	7,307	6,790
Federal funds purchased and securities sold under agreement to repurchase	509	322	190	173	159	831	299
Short-term and long-term debt	1,456	1,142	985	902	665	2,598	1,195
Junior subordinated debt	—	9	187	190	187	9	370
Other	—	2	—	1	1	2	1

Total interest expense	9,377	8,315	8,057	7,750	7,107	17,692	13,920

Net interest revenue	117,478	114,611	115,387	114,590	112,316	232,089	223,475
Provision for credit losses	1,000	1,000	1,000	—	2,000	2,000	3,000

Net interest revenue, after provision for credit losses	116,478	113,611	114,387	114,590	110,316	230,089	220,475

NONINTEREST REVENUE:
Mortgage banking	6,134	8,990	16,803	11,087	7,886	15,124	9,716
Credit card, debit card and merchant fees	9,565	8,903	9,262	9,292	9,495	18,468	18,456
Deposit service charges	9,706	9,689	9,956	11,313	11,018	19,395	22,032
Security gains, net	23	1,071	39	1	86	1,094	88
Insurance commissions	31,126	32,940	25,709	28,194	28,803	64,066	62,052
Wealth management	5,275	5,174	5,401	5,312	5,347	10,449	10,456
Other	6,301	4,102	4,805	4,474	5,891	10,403	10,453

Total noninterest revenue	68,130	70,869	71,975	69,673	68,526	138,999	133,253

NONINTEREST EXPENSE:
Salaries and employee benefits	81,597	81,386	80,850	80,884	80,675	162,983	162,354
Occupancy, net of rental income	10,455	10,302	10,294	10,412	10,109	20,757	20,382
Equipment	3,438	3,568	3,563	3,423	3,295	7,006	7,060
Deposit insurance assessments	2,261	2,484	1,818	3,227	2,582	4,745	4,870
Regulatory settlement	—	—	—	—	—	—	10,277
Other	29,802	29,369	33,994	30,371	30,900	59,171	64,130

Total noninterest expense	127,553	127,109	130,519	128,317	127,561	254,662	269,073

Income before income taxes	57,055	57,371	55,843	55,946	51,281	114,426	84,655
Income tax expense	19,166	19,278	18,173	18,129	16,589	38,444	27,414

Net income	$37,889	$38,093	$37,670	$37,817	$34,692	$75,982	$57,241

Net income per share: Basic	$0.41	$0.41	$0.40	$0.40	$0.37	$0.82	$0.61

Diluted	$0.41	$0.41	$0.40	$0.40	$0.37	$0.82	$0.60

- MORE -

BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-17	Mar-17	Dec-16	Sep-16	Jun-16
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,566,459	$1,536,527	$1,612,295	$1,616,152	$1,698,089
Real estate
Consumer mortgages	2,776,213	2,675,672	2,643,966	2,611,387	2,549,989
Home equity	624,868	626,488	628,846	622,566	614,686
Agricultural	245,646	240,534	245,377	242,171	251,566
Commercial and industrial-owner occupied	1,795,321	1,801,613	1,764,265	1,668,477	1,644,618
Construction, acquisition and development	1,156,901	1,136,827	1,157,248	1,121,386	1,021,218
Commercial real estate	2,341,633	2,271,542	2,237,719	2,240,717	2,254,653
Credit cards	104,169	103,813	109,656	107,447	108,101
All other	407,330	408,678	412,619	428,458	433,058

Total loans	$11,018,540	$10,801,694	$10,811,991	$10,658,761	$10,575,978

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$125,196	$123,736	$125,887	$126,935	$126,506

Loans and leases charged-off:
Commercial and industrial	(3,773)	(384)	(2,483)	(1,180)	(748)
Real estate
Consumer mortgages	(522)	(596)	(905)	(595)	(477)
Home equity	(125)	(459)	(873)	(237)	(224)
Agricultural	(6)	(44)	—	(89)	(10)
Commercial and industrial-owner occupied	(1,460)	(404)	(20)	(261)	(660)
Construction, acquisition and development	(54)	(30)	(10)	(5)	(280)
Commercial real estate	(1)	(19)	—	(14)	(870)
Credit cards	(781)	(838)	(815)	(696)	(614)
All other	(591)	(559)	(580)	(713)	(417)

Total loans charged-off	(7,313)	(3,333)	(5,686)	(3,790)	(4,300)

Recoveries:
Commercial and industrial	1,034	490	1,019	263	339
Real estate
Consumer mortgages	339	625	413	327	499
Home equity	110	356	71	109	246
Agricultural	34	41	15	28	96
Commercial and industrial-owner occupied	481	193	201	117	101
Construction, acquisition and development	208	1,324	195	382	524
Commercial real estate	75	69	176	1,043	509
Credit cards	205	249	208	262	199
All other	192	446	237	211	216

Total recoveries	2,678	3,793	2,535	2,742	2,729

Net recoveries (charge-offs)	(4,635)	460	(3,151)	(1,048)	(1,571)

Provision charged to operating expense	1,000	1,000	1,000	—	2,000

Balance, end of period	$121,561	$125,196	$123,736	$125,887	$126,935

Average loans for period	$10,883,102	$10,820,486	$10,737,802	$10,601,481	$10,513,732

Ratio:
Net (recoveries) charge-offs to average loans (annualized)	0.17%	(0.02%)	0.12%	0.04%	0.06%

- MORE -

BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-17	Mar-17	Dec-16	Sep-16	Jun-16
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$9,988	$13,959	$13,679	$11,659	$8,675
Real estate
Consumer mortgages	24,690	21,543	21,084	20,196	19,309
Home equity	3,183	3,157	3,817	3,721	2,734
Agricultural	6,172	5,180	1,546	1,194	1,107
Commercial and industrial-owner occupied	10,215	15,135	10,791	11,983	16,021
Construction, acquisition and development	2,223	1,466	7,022	6,939	6,086
Commercial real estate	6,418	13,638	13,402	14,793	14,197
Credit cards	122	87	161	121	159
All other	574	274	310	119	350

Total nonaccrual loans and leases	$63,585	$74,439	$71,812	$70,725	$68,638

Loans and Leases 90+ Days Past Due, Still Accruing:	1,793	3,063	3,983	2,255	1,875
Restructured Loans and Leases, Still Accruing	6,303	4,060	26,047	17,936	9,687

Total non-performing loans and leases	71,681	81,562	101,842	90,916	80,200

OTHER REAL ESTATE OWNED:	7,704	8,458	7,810	11,391	14,658

Total Non-performing Assets	$79,385	$90,020	$109,652	$102,307	$94,858

Additions to Nonaccrual Loans and Leases During the Quarter	$17,020	$23,348	$16,007	$17,319	$10,553

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$3,304	$4,083	$3,449	$6,736	$3,748
Real estate
Consumer mortgages	12,395	10,149	14,490	15,443	15,784
Home equity	2,590	1,720	3,072	3,854	2,842
Agricultural	197	364	1,283	616	367
Commercial and industrial-owner occupied	2,228	1,949	2,120	1,712	2,854
Construction, acquisition and development	2,639	3,306	1,344	1,272	1,137
Commercial real estate	1,183	2,631	653	15,221	3,776
Credit cards	705	800	726	774	677
All other	1,203	776	673	1,089	712

Total Loans and Leases 30-89 days past due, still accruing	$26,444	$25,778	$27,810	$46,717	$31,897

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	0.04%	0.04%	0.04%	0.00%	0.08%
Allowance for credit losses to net loans and leases	1.10%	1.16%	1.14%	1.18%	1.20%
Allowance for credit losses to non-performing loans and leases	169.59%	153.50%	121.50%	138.47%	158.27%
Allowance for credit losses to non-performing assets	153.13%	139.08%	112.84%	123.05%	133.82%
Non-performing loans and leases to net loans and leases	0.65%	0.76%	0.94%	0.85%	0.76%
Non-performing assets to net loans and leases	0.72%	0.83%	1.01%	0.96%	0.90%

- MORE -

BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	June 30, 2017
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,516,992	$—	$41,604	$301	$—	$7,562	$1,566,459
Real estate
Consumer mortgages	2,710,161	—	63,352	276	—	2,424	2,776,213
Home equity	613,216	—	10,802	—	—	850	624,868
Agricultural	225,504	8,157	6,740	—	—	5,245	245,646
Commercial and industrial-owner occupied	1,734,306	3,161	50,644	—	—	7,210	1,795,321
Construction, acquisition and development	1,136,104	6,253	14,298	—	—	246	1,156,901
Commercial real estate	2,299,529	—	37,214	169	—	4,721	2,341,633
Credit cards	104,169	—	—	—	—	—	104,169
All other	400,191	—	6,900	239	—	—	407,330

Total loans	$10,740,172	$17,571	$231,554	$985	$—	$28,258	$11,018,540

	March 31, 2017
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,489,753	$—	$34,936	$—	$—	$11,838	$1,536,527
Real estate
Consumer mortgages	2,611,576	517	62,045	258	—	1,276	2,675,672
Home equity	615,753	—	9,881	—	—	854	626,488
Agricultural	227,902	—	8,899	141	—	3,592	240,534
Commercial and industrial-owner occupied	1,734,995	3,663	50,908	—	—	12,047	1,801,613
Construction, acquisition and development	1,124,929	—	11,621	—	—	277	1,136,827
Commercial real estate	2,216,915	—	42,614	—	—	12,013	2,271,542
Credit cards	103,813	—	—	—	—	—	103,813
All other	402,287	—	6,291	100	—	—	408,678

Total loans	$10,527,923	$4,180	$227,195	$499	$—	$41,897	$10,801,694

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BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	June 30, 2017
	Alabama and Florida Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$141,372	$193,526	$194,235	$572,109	$91,371	$110,161	$207,777	$55,908	$1,566,459
Real estate
Consumer mortgages	374,392	322,148	239,660	867,821	93,572	305,685	539,131	33,804	2,776,213
Home equity	96,296	45,630	69,035	232,247	21,535	141,970	16,271	1,884	624,868
Agricultural	8,244	83,788	25,615	67,496	8,163	13,577	38,757	6	245,646
Commercial and industrial-owner occupied	210,072	195,859	212,839	718,767	46,545	157,145	254,094	—	1,795,321
Construction, acquisition and development	120,174	70,919	52,951	352,608	18,399	166,344	375,506	—	1,156,901
Commercial real estate	305,774	361,460	233,986	581,939	202,629	217,300	438,545	—	2,341,633
Credit cards	—	—	—	—	—	—	—	104,169	104,169
All other	51,849	40,196	24,271	215,870	3,411	21,951	43,433	6,349	407,330

Total loans	$1,308,173	$1,313,526	$1,052,592	$3,608,857	$485,625	$1,134,133	$1,913,514	$202,120	$11,018,540

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$380	$887	$1,482	$5,637	$1,250	$93	$1,364	$112	$11,205
Real estate
Consumer mortgages	927	3,763	1,177	12,824	218	1,725	4,748	1,095	26,477
Home equity	382	793	819	921	80	249	—	2	3,246
Agricultural	—	405	204	5,563	—	—	16	—	6,188
Commercial and industrial-owner occupied	1,178	2,860	839	6,178	1,067	503	662	—	13,287
Construction, acquisition and development	45	745	237	1,062	55	49	381	—	2,574
Commercial real estate	989	1,067	2,117	2,135	—	13	441	—	6,762
Credit cards	—	—	—	—	—	—	—	1,343	1,343
All other	25	—	—	551	—	17	6	—	599

Total loans	$3,926	$10,520	$6,875	$34,871	$2,670	$2,649	$7,618	$2,552	$71,681

NON-PERFORMING LOANS AND LEASES AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	0.27%	0.46%	0.76%	0.99%	1.37%	0.08%	0.66%	0.20%	0.72%
Real estate
Consumer mortgages	0.25%	1.17%	0.49%	1.48%	0.23%	0.56%	0.88%	3.24%	0.95%
Home equity	0.40%	1.74%	1.19%	0.40%	0.37%	0.18%	0.00%	0.11%	0.52%
Agricultural	0.00%	0.48%	0.80%	8.24%	0.00%	0.00%	0.04%	0.00%	2.52%
Commercial and industrial-owner occupied	0.56%	1.46%	0.39%	0.86%	2.29%	0.32%	0.26%	N/A	0.74%
Construction, acquisition and development	0.04%	1.05%	0.45%	0.30%	0.30%	0.03%	0.10%	N/A	0.22%
Commercial real estate	0.32%	0.30%	0.90%	0.37%	0.00%	0.01%	0.10%	N/A	0.29%
Credit cards	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.29%	1.29%
All other	0.05%	0.00%	0.00%	0.26%	0.00%	0.08%	0.01%	0.00%	0.15%

Total loans	0.30%	0.80%	0.65%	0.97%	0.55%	0.23%	0.40%	1.26%	0.65%

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BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended					Year to Date
	Jun-17	Mar-17	Dec-16	Sep-16	Jun-16	Jun-17	Jun-16
NONINTEREST REVENUE:
Mortgage banking excl. MSR and MSR Hedge market value adj	$7,643	$8,056	$5,561	$9,274	$11,978	$15,699	$21,762
MSR and MSR Hedge market value adjustment	(1,509)	934	11,242	1,813	(4,092)	(575)	(12,046)
Credit card, debit card and merchant fees	9,565	8,903	9,262	9,292	9,495	18,468	18,456
Deposit service charges	9,706	9,689	9,956	11,313	11,018	19,395	22,032
Securities gains, net	23	1,071	39	1	86	1,094	88
Insurance commissions	31,126	32,940	25,709	28,194	28,803	64,066	62,052
Trust income	3,679	3,561	3,874	3,641	3,493	7,240	6,923
Annuity fees	264	349	257	446	465	613	942
Brokerage commissions and fees	1,332	1,264	1,270	1,225	1,389	2,596	2,591
Bank-owned life insurance	1,710	1,669	2,104	1,775	1,813	3,379	3,706
Other miscellaneous income	4,591	2,433	2,701	2,699	4,078	7,024	6,747

Total noninterest revenue	$68,130	$70,869	$71,975	$69,673	$68,526	$138,999	$133,253

NONINTEREST EXPENSE:
Salaries and employee benefits	$81,597	$81,386	$80,850	$80,884	$80,675	$162,983	$162,354
Occupancy, net of rental income	10,455	10,302	10,294	10,412	10,109	20,757	20,382
Equipment	3,438	3,568	3,563	3,423	3,295	7,006	7,060
Deposit insurance assessments	2,261	2,484	1,818	3,227	2,582	4,745	4,870
Regulatory settlement	—	—	—	—	—	—	10,277
Advertising	1,037	663	2,443	925	1,043	1,700	1,676
Foreclosed property expense	960	1,050	1,005	859	1,309	2,010	2,490
Telecommunications	1,233	1,147	1,245	1,288	1,259	2,380	2,554
Public relations	654	720	716	718	599	1,374	1,260
Data processing	7,230	6,623	6,903	6,856	6,685	13,853	13,076
Computer software	2,913	2,981	3,013	2,976	2,732	5,894	5,392
Amortization of intangibles	1,010	1,030	963	923	869	2,040	1,749
Legal	1,330	1,229	1,190	1,064	1,754	2,559	6,289
Merger expense	—	—	—	—	1	—	2
Postage and shipping	1,080	1,175	1,075	1,059	985	2,255	2,102
Other miscellaneous expense	12,355	12,751	15,441	13,703	13,664	25,106	27,540

Total noninterest expense	$127,553	$127,109	$130,519	$128,317	$127,561	$254,662	$269,073

INSURANCE COMMISSIONS:
Property and casualty commissions	$22,363	$19,755	$19,098	$20,927	$20,417	42,118	$40,294
Life and health commissions	6,623	6,465	5,757	5,897	6,252	13,088	11,867
Risk management income	600	648	610	674	592	1,248	1,215
Other	1,540	6,072	244	696	1,542	7,612	8,676

Total insurance commissions	$31,126	$32,940	$25,709	$28,194	$28,803	$64,066	$62,052

- MORE -

BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-17	Mar-17	Dec-16	Sep-16	Jun-16
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$67,161	$65,263	$51,930	$48,108	$50,544
Additions to mortgage servicing rights:
Originations of servicing assets	2,772	2,866	4,022	4,349	3,723
Changes in fair value:
Due to payoffs/paydowns	(2,825)	(1,876)	(2,447)	(2,338)	(2,066)
Due to change in valuation inputs or assumptions used in the valuation model	(1,616)	909	11,759	1,813	(4,092)
Other changes in fair value	(1)	(1)	(1)	(2)	(1)

Fair value, end of period	$65,491	$67,161	$65,263	$51,930	$48,108

MORTGAGE BANKING REVENUE:
Production revenue:
Origination	$5,771	$5,117	$3,335	$6,973	$9,366
Servicing	4,697	4,815	4,673	4,639	4,678
Payoffs/Paydowns	(2,825)	(1,876)	(2,447)	(2,338)	(2,066)

Total production revenue	7,643	8,056	5,561	9,274	11,978
Market value adjustment on MSR	(1,616)	909	11,759	1,813	(4,092)
Market value adjustment on MSR Hedge	107	25	(517)	—	—

Total mortgage lending revenue	$6,134	$8,990	$16,803	$11,087	$7,886

Mortgage loans serviced	$6,431,273	$6,429,617	$6,384,649	$6,285,027	$6,156,258
MSR/mtg loans serviced	1.02%	1.04%	1.01%	0.83%	0.78%

AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,713,374	$1,818,180	$1,789,427	$1,691,866	$1,310,803
Government agency issued residential mortgage-back securities	159,246	167,542	176,243	184,095	180,178
Government agency issued commercial mortgage-back securities	170,642	170,082	172,279	178,826	193,475
Obligations of states and political subdivisions	345,130	352,324	360,005	384,996	399,391
Other	32,903	32,759	33,722	28,416	20,036

Total available-for-sale securities	$2,421,295	$2,540,887	$2,531,676	$2,468,199	$2,103,883

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BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures and Other Non-GAAP Ratio Definitions

(Dollars in thousands, except per share amounts)

(Unaudited)

Management evaluates the Company’s capital position and operating performance by utilizing certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including net operating income, net operating income-excluding MSR, total operating expense, tangible shareholders’ equity to tangible assets, return on tangible equity, operating return on tangible equity-excluding MSR, operating return on average assets-excluding MSR, operating return on average shareholders’ equity-excluding MSR, tangible book value per share, operating earnings per share, operating earnings per share-excluding MSR, efficiency ratio (tax equivalent) and operating efficiency ratio-excluding MSR (tax equivalent). The Company has included these non-GAAP financial measures in this news release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (i) provides important supplemental information that contributes to a proper understanding of the Company’s capital position and operating performance, (ii) enables a more complete understanding of factors and trends affecting the Company’s business and (iii) allows investors to evaluate the Company’s performance in a manner similar to management, the financial services industry, bank stock analysts and bank regulators. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this news release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this news release with other companies’ non-GAAP financial measures having the same or similar names.

Reconciliation of Net Operating Income and Net Operating Income-Excluding MSR to Net Income:

		Quarter ended					Year to Date
		6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Net income		$37,889	$38,093	$37,670	$37,817	$34,692	$75,982	$57,241
Plus:	Merger expense, net of tax	—	—	—	—	1	—	2
	Regulatory related charges, net of tax	—	—	—	—	—	—	9,412
Less:	Security gains, net of tax	14	664	25	—	53	678	55

Net operating income		$37,875	$37,429	$37,645	$37,817	$34,640	$75,304	$66,600

Less:	MSR market value adjustment, net of tax	(936)	579	6,970	1,124	(2,537)	(357)	(7,468)

Net operating income-excluding MSR		$38,811	$36,850	$30,675	$36,693	$37,177	$75,661	$74,068

Reconciliation of Total Operating Expense to Total Noninterest Expense:

Total noninterest expense		$127,553	$127,109	$130,519	$128,317	$127,561	$254,662	$269,073
Less:	Merger expense	—	—	—	—	1	—	2
	Regulatory related charges	—	—	—	—	—	—	13,777

Total operating expense		$127,553	$127,109	$130,519	$128,317	$127,560	$254,662	$255,294

- MORE -

BXS Announces Second Quarter 2017 Financial Results

July 19, 2017

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures and Other Non-GAAP Ratio Definitions

(Dollars in thousands, except per share amounts)

(Unaudited)

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to

Total Assets and Total Shareholders’ Equity:

	Quarter ended					Year to Date
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Tangible assets
Total assets	$14,843,130	$14,866,054	$14,724,388	$14,611,483	$14,137,160	$14,843,130	$14,137,160
Less: Goodwill	300,798	300,798	300,798	294,901	294,901	300,798	294,901
Other identifiable intangible assets	19,854	20,865	21,894	19,908	20,831	19,854	20,831

Total tangible assets	$14,522,478	$14,544,391	$14,401,696	$14,296,674	$13,821,428	$14,522,478	$13,821,428

Tangible shareholders’ equity
Total shareholders’ equity	$1,691,832	$1,702,389	$1,723,883	$1,724,104	$1,713,043	$1,691,832	$1,713,043
Less: Goodwill	300,798	300,798	300,798	294,901	294,901	300,798	294,901
Other identifiable intangible assets	19,854	20,865	21,894	19,908	20,831	19,854	20,831

Total tangible shareholders’ equity	$1,371,180	$1,380,726	$1,401,191	$1,409,295	$1,397,311	$1,371,180	$1,397,311

Total average assets	$14,741,811	$14,832,260	$14,655,360	$14,366,759	$14,027,786	$14,786,784	$13,939,723
Total shares of common stock outstanding	91,022,729	92,344,409	93,696,687	94,074,740	94,546,091	91,022,729	94,546,091
Average shares outstanding-diluted	91,530,552	93,829,400	93,966,392	94,563,833	94,694,795	92,686,203	94,644,168

Tangible shareholders’ equity to tangible assets (1)	9.44%	9.49%	9.73%	9.86%	10.11%	9.44%	10.11%
Return on tangible equity (2)	11.08%	11.19%	10.70%	10.68%	9.99%	11.17%	8.24%
Operating return on tangible equity-excluding MSR (3)	11.35%	10.82%	8.71%	10.36%	10.70%	11.13%	10.66%
Operating return on average assets-excluding MSR (4)	1.06%	1.01%	0.83%	1.02%	1.07%	1.03%	1.07%
Operating return on average shareholders’ equity-excluding MSR (5)	9.27%	8.63%	7.08%	8.49%	8.84%	8.94%	8.87%
Tangible book value per share (6)	$15.06	$14.95	$14.95	$14.98	$14.78	$15.06	$14.78
Operating earnings per share (7)	$0.41	$0.40	$0.40	$0.40	$0.37	$0.81	$0.70
Operating earnings per share-excluding MSR (8)	$0.42	$0.39	$0.33	$0.39	$0.39	$0.82	$0.76

(1)	Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.
(2)	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.
(3)	Operating return on tangible equity-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by tangible shareholders’ equity.
(4)	Operating return on average assets-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by total average assets.
(5)	Operating return on average shareholders’ equity-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by average shareholders’ equity.
(6)	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total shares of common stock outstanding.
(7)	Operating earnings per share is defined by the Company as net operating income divided by average shares outstanding-diluted.
(8)	Operating earnings per share-excluding MSR is defined by the Company as net operating income-excluding MSR divided by average shares outstanding-diluted.

Efficiency Ratio (tax equivalent) and Operating Efficiency Ratio-excluding MSR (tax equivalent) Definitions

The efficiency ratio (tax equivalent) and the operating efficiency ratio-excluding MSR (tax equivalent) are supplemental financial measures utilized in management’s internal evaluation of the Company’s use of resources and are not defined under GAAP. The efficiency ratio (tax equivalent) is calculated by dividing total noninterest expense by total revenue, which includes net interest income plus noninterest income plus the tax equivalent adjustment. The operating efficiency ratio-excluding MSR (tax equivalent) excludes expense items otherwise disclosed as non-operating from total noninterest expense. In addition, the MSR valuation adjustment as well as securities gains and losses are excluded from total revenue.

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